Exhibit 2.1

Execution Version

SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Second Amendment to Business Combination Agreement (this “Second Amendment”) is made and entered into as of August 10, 2023, by and among (i) Healthwell Acquisition Corp. I, a Delaware corporation (together with its successors, the “Purchaser”), (ii) Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative under the Business Combination Agreement (as defined below) (the “Purchaser Representative”), (iii) HWEL Holdings Corp., a Delaware corporation, and a wholly owned subsidiary of Purchaser (“Pubco”), (iv) HWEL Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (v) 1412384 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of Pubco (“CallCo”), (vi) 1412388 B.C. Ltd, a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), (vii) Starton Therapeutics, Inc., a British Columbia corporation (the “Company”), and (viii) Kiriakos Charlie Perperidis, an individual, in the capacity as the Seller Representative under the Business Combination Agreement (the “Seller Representative”). Purchaser, the Purchaser Representative, Pubco, Purchaser Merger Sub, CallCo, ExchangeCo, the Company, and the Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement.

RECITALS:

A. The Parties are parties to that certain Business Combination Agreement made and entered into as of April 27, 2023 (as heretofore amended by that certain First Amendment to Business Combination Agreement dated as of May 15, 2023, the “Original Agreement”).

B. The Parties desire to further amend the Original Agreement (as amended from time to time, including by this Second Amendment, the “Business Combination Agreement”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and the other provisions contained in this Second Amendment, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. Amendment to the Business Combination Agreement.

(a) Clause (B) of Section 8.11(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

(B) the adoption and approval of a new omnibus equity incentive plan for Pubco, in form and substance reasonably acceptable to Purchaser and the Company (the “Pubco Equity Plan”), which will provide that the total awards under such Pubco Equity Plan will be a number of shares of Pubco Class A Common Stock equal to the greater of (i) the number of shares of Pubco Common Stock that are subject to the Assumed Options, and (ii) fifteen percent (15%) of the aggregate number of shares of Pubco Common Stock issued and outstanding immediately after the Closing, subject to an annal “evergreen” increase of five percent (5%) of the total number of shares of Pubco Common Stock available for issuance under the Pubco Equity Plan as of the day immediately preceding such increase,

(b) Section 8.18(b) of the Original Agreement is hereby amended and restated in its entirety as follows:

(b) In connection with a PIPE investment or Debt Financing, Purchaser and the Company agree that, if the Company and the Sponsor mutually agree to provide equity incentives to support the Equity Investment and/or Debt Financing, then (i) the Sponsor shall provide up to 25% of the outstanding Founder Shares (the “Sponsor Incentive Shares”) to be used as incentives to support the Equity Investment or Debt Financing whether or not based on contingency or for price protection; and (ii) the Company shall provide Consideration Shares with a value of up to Twenty Million Dollars ($20,000,000) based on the Redemption Price (the “Company Incentive Shares”) to be used as incentives to support the Equity Investment or Debt Financing whether or not based on contingency or for price protection. In the case of (i) and (ii) in the foregoing sentence, such support will be extended on a pari passu basis between the Sponsor Incentive Shares and the Company Incentive Shares (up to the respective maximum number of Sponsor Incentive Shares or Company Incentive shares, as applicable). The Company may, in its sole discretion, provide Consideration Shares with a value of more than Twenty Million Dollars ($20,000,000) based on the Redemption Price (“Additional Company Incentive Shares”) as equity incentives to support the Equity Investments and/or Debt Financing. For avoidance of doubt, the Sponsor shall not be required to provide any securities as incentives beyond the Sponsor Incentive Shares.

(c) Section 9.1(h) of the Original Agreement is hereby amended and restated in its entirety as follows:

(h) [Reserved.]

2. Miscellaneous. Except as expressly provided in this Second Amendment, all of the terms and provisions in the Original Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Second Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this Second Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this Second Amendment, together with the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this Second Amendment, the provision of this Second Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. This Second Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Original Agreement, and, without limiting the foregoing, Sections 12.1 through 12.11 and Sections 12.13 and 12.14 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Second Amendment as if all references to the “Agreement” contained therein were instead references to this Second Amendment.

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IN WITNESS WHEREOF, each Party hereto has caused this Second Amendment to be signed and delivered as of the date first written above.

Purchaser:

HEALTHWELL ACQUISITION CORP. I

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	Chief Executive Officer

Purchaser Representative:

HEALTHWELL ACQUISITION CORP. I SPONSOR LLC, solely in its capacity as the Purchaser Representative under the Business Combination Agreement

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	Manager

By:	/s/ John L. MacCarthy
	Name:	John L. MacCarthy
	Title:	Manager

Pubco:

HWEL HOLDINGS CORP.

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	President and Secretary

Purchaser Merger Sub:

HWEL MERGER SUB CORP.

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	President and Secretary

[Signature Page to Second Amendment to Business Combination Agreement]

CallCo:

1412384 B.C. Unlimited Liability Company

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	Director

ExchangeCo:

1412388 B.C. Ltd

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	Director

[Signature Page to Second Amendment to Business Combination Agreement]

The Company:

STARTON THERAPEUTICS, INC.

By:	/s/ Pedro Lichtinger
	Name:	Pedro Lichtinger
	Title:	Chairman and CEO

Seller Representative:

Kiriakos Charlie Perperidis, an individual, solely in his capacity as the Seller Representative under the Business Combination Agreement

By:	/s/ Kiriakos Charlie Perperidis
	Name:	Kiriakos Charlie Perperidis
	Title:	Seller Representative

[Signature Page to Second Amendment to Business Combination Agreement]

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